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                                                                   Exhibit 10.16

                               IOMEGA CORPORATION
                          GLOBAL REQUIREMENTS AGREEMENT
                                   NO. MSL183G

THIS SUPPLY AGREEMENT (hereinafter referred to as "the Agreement"), dated and effective this 30th day of July 1997, ("Effective Date"), between

Manufacturers' Services Limited, a company organized and existing under the laws of Delaware and having its principal place of business at 200 Baker Ave., #205, Concord, MA 01742, USA ("Seller") and

Iomega Corporation, a Delaware corporation of the United States of America, having its principal place of business at 1821 West Iomega Way, Roy, Utah 84067, USA ("Buyer")

Seller and Buyer hereinafter also collectively referred to as "Parties" and individually as "Party".

WHEREAS, Seller agrees to manufacture and sell to Buyer Product (as hereinafter defined) and Buyer agrees to purchase from Seller such Product, subject to the terms and conditions of this Agreement.

0.    DEFINITIONS

A.    "Affiliate"

      "Affiliate" shall mean any entity in which Seller and or Buyer, as the case may be, directly or indirectly owns a majority equity interest or otherwise owns a controlling interest. Buyer's Affiliates are identified in Exhibit E, which may be changed by notice from Buyer to Seller from time to time.

B.    Buyer's "Authorized Agent"

      Buyer's "Authorized Agent" shall mean Iomega Suppliers, Subcontractors, or Contract Manufacturers who produce Iomega products and whose credit worthiness is acceptable to the Seller. Buyer does not guarantee the Purchase Orders of Buyer's Authorized Agents but Buyer does hereby guarantee payment and performance by its Affiliates of all indebtedness and obligations owing, from time to time, to Seller. Buyer's Authorized Agents are identified in Exhibit E, which may be changed from time to time by agreement between Buyer and Seller. Prior to any performance of any obligations under this Agreement, such Authorized Agent shall execute and deliver to Buyer and Seller an Accession Agreement satisfactory to both Parties whereby such Authorized Agent agrees to be bound by the terms hereof.

C.    "Products"

      "Products" shall mean the products, the specifications of which are attached as Exhibit B, hereinafter referred to as "Specifications" sold by Seller to Buyer, Buyer's Affiliates or Buyer's Authorized Agents subject to the terms and conditions of this Agreement which are defined in Exhibit B of this Agreement (and those products added to Exhibits A and B by written amendment and in mutual agreement between the Parties at any time hereafter).

----------
[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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D.    "Specifications"

      "Specifications" shall mean the specifications attached as Exhibit B, and shall also include as modified from time to time [*] workmanship standards and the then currently accepted commercial manufacturing practices.

E.    Precedence of Documents

      The precedence of agreements between the Buyer, its Affiliates, and its Authorized Agents on the one hand and Seller on the other hand shall be:
      1. This Agreement
      2. Any Buyer, Buyer's Affiliate, or Buyer's Authorized Agent Purchase
         Order
      3. Any subsequent agreement between Buyer and Seller that is not expressly stated to be an amendment to this Agreement.
      4. Non-Binding Forecast (PSI) provided pursuant to Section 2.D.

1.    INTENT

A. Both parties intend to enter into a strategic supplier relationship. In consideration thereof, both parties agree to cooperate to achieve mutual long term program goals by sharing Product road-map information, technology migration, engineering and other resources when applicable. Goals include: shortening Product lead-times, increasing volume flexibility, achieving Just-in-Time delivery, achieving ongoing cost reductions, specific quality goals, and continuous quality improvement.

B. Seller agrees to provide design recommendations to Buyer, and to manufacture, sell, and deliver Products to Issuing Parties. Buyer agrees to purchase, and to cause those of its Affiliates and Authorized Agents who purchase, to purchase from Seller such Products, subject to and in accordance with the terms and conditions of this Agreement.

C. Buyer and its Affiliates intend to purchase, and Seller intends to supply, between [*] of Buyer's and buyer's Affiliates' requirements during the term of this Agreement for the Products listed in Exhibit "A".

2.    PRODUCT ORDERS

A.    Purchase Orders

      Purchase Orders ("Purchase Orders") for Product shall be submitted by Buyer, Buyer's Affiliates, or Buyer's Authorized Agents to Seller on separate, Purchase Order forms, in the [*] (other than the [*]) during the term of this Agreement for the [*], except when component lead-time exceeds [*], in which case Purchase Orders will be given to lead time or other arrangements will be made which are mutually agreed by Buyer and Seller. Each Purchase Order shall at least include the following:
                a) Ordering entity and location;
                b) Purchase Order number and issue date;
                c) Reference to this Agreement;
                d) Product quantity;
                e) Product requested delivery dates;
                f) Product requested delivery location(s);
                g) Product revision level, and
                h) Price


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B.    Acceptance of Purchase Orders

      Purchase Orders shall not be considered as accepted until accepted in writing (confirmation) by an authorized representative of Seller. Seller shall make commercially reasonable efforts to send confirmation (except by written mutual arrangement) of Purchase Orders within five (5) working days after receipt. If Seller fails to return the acknowledgment (confirmation) within five (5) working days, Seller will be deemed to have accepted that Purchase Order. No additional or different provisions proposed by either Party shall apply unless expressly agreed to in writing by both parties. Seller will accept Purchase Orders for Product which are in compliance with the terms and conditions of this Agreement.

C.    Delivery Dates

      Delivery dates shall be identified by the Buyer, Buyer's Affiliate, or Buyer's Authorized Agent. Seller will acknowledge its commitment to the dates or offer alternative dates that reflect the Seller's commercially reasonable efforts to meet the identified delivery dates. The delivery date will be the confirmed date that is mutually agreed to in writing by Seller and the person who issued the relevant Purchase Order (the "Issuing Party") but in any event shall, unless otherwise agreed by the Seller and Issuing Party, be a date which is consistent with Seller's commitment to supply Product under this Agreement.

D.    Rolling Forecast

      Buyer agrees to use its commercially reasonable efforts to provide to Seller during the last full week of each month (hereinafter "N") during the term of this Agreement a written rolling Product purchase forecast (the "Rolling Forecast"), indicating the total quantity of Product to be shipped and/or anticipated to be shipped, in each of the next twelve (12) months, including the period already covered by outstanding Purchase Orders.


      The Rolling Forecast structure shall be as follows:
            a)[*]
            b)[*]


      The Purchase Orders shall be the only documentation for ordering quantities. Forecasts are for information and capacity planning only.

E. Seller agrees that all of the Buyer's Authorized Agents and Affiliates, wherever located, shall be entitled to make purchases under this Agreement, subject to their credit worthiness being acceptable to Seller, unless guaranteed by Buyer. Any payment timing and credit limitations placed on Buyer's Affiliates, other than those presented in this Agreement, will be agreed upon in writing by both parties. Seller agrees to notify Buyer of any credit limitations applicable to Buyer's Authorized Agents.


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3.    TERM OF AGREEMENT

A.    Term of Agreement


      This Agreement shall become effective upon execution by authorized representatives of both Parties. This Agreement shall expire twenty-four (24) months after the date of execution by both parties, unless this Agreement is terminated earlier pursuant to article 13, 14, or 16 and shall be automatically extended for two additional twelve
      (12) month periods, unless one Party notifies the other Party in writing at least three (3) months prior to the beginning of such additional period that it desires not to extend.


B.    Multiple and Fully Qualified Manufacturing Facilities:

      Seller shall provide adequate, qualified manufacturing facilities where the Buyer's Products can be manufactured/produced. Detailing of additional quality requirements shall be defined in Quality Supplements to be mutually agreed from time to time, and to be attached as Exhibit C (a "Quality Agreement"). Seller shall build Buyer's Products only in facilities that have been approved and certified by Buyer unless prior written consent has been obtained.

C.    Production Capacity

      Seller shall make available the necessary capacity to meet Issuing Parties' production requirements, as provided by Issuing Parties in Sections 2.A and 3. D. Buyer agrees to not unreasonably withhold approval of additional production facilities in the event of extraordinary demand.

D.    Flexibility Capability

      Issuing Party may issue change requests for Product quantities and schedule dates, and Seller shall maintain the necessary capacity to accommodate such changes, in accordance with the Flexibility Agreement attached as Exhibit D (the "Flexibility Agreement"). Changes made in accordance with the Flexibility Agreement will not incur cost or liability for Issuing Party, unless said changes cause Seller to violate or exceed Component suppliers' Flexibility Agreements, as negotiated by Buyer from time to time. If such a situation occurs, then Issuing Party will be liable only for that portion of the change which exceeds the Component suppliers' Flexibility Agreements. Seller warrants that it will use its commercially reasonable efforts, and will cooperate with Buyer as needed, in order to minimize Buyer's liability exposure under this Flexibility Agreement. Buyer warrants that it will use its commercially reasonable efforts to enforce the Component suppliers' Flexibility Agreements in cooperation, as needed, with Seller.

E.    Inventory Transfer


      Seller agrees to buy, from time to time, Buyer's on-hand inventory that is in excess of Buyer's own production requirements and is needed for Seller's production. Seller also agrees to make inventory in excess of Seller's production requirements available for sale to the Buyer, to any of Buyer's Affiliates or Authorized Agents or anyone else designated by Buyer. Seller's obligation to sell such inventory to any Buyer's Authorized Agent or to anyone else designated by Buyer, is subject to Seller's determining such entities' credit worthiness is acceptable to Seller. Transfer quantities and payment terms will be mutually agreed on a case-by-case basis. Prices shall be [*].



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F.    Obsoleted Material

      Any unique, non-returnable or non-cancelable material ordered by the Seller in order to fulfill Purchase Orders placed by the Buyer, Buyer's Affiliates, and Buyer's Authorized Agents, which is made obsolete, or is made excess through Purchase Order changes outside of the Flexibility Agreement, will be the liability of the Issuing Party. Seller and Issuing Party will determine future demand at the end of each month based on Issuing Party's PO's and forecasts. Issuing Party will purchase such inventory from the Seller within thirty days after the Seller's notice to the Issuing Party of the obsolete status.

4.    PRICING

A.    Price for Product


      The prices for Product sold pursuant to this Agreement are set out in Exhibit A to this Agreement (hereinafter referred to as "Prices") and shall be reviewed and negotiated at least [*] prior to each [*] during the term of this Agreement and any extension thereof. Any change to the Prices set forth in Exhibit A shall be identified by an amendment to Exhibit A which shall be approved by authorized representatives of both Parties. All prices shall be in US Dollars, unless otherwise negotiated and documented in Exhibit A.


B.    Charges

      Seller shall pay all applicable export costs, including any pre-shipment inspection charges if mandated by the authorities of the country of exportation, as well as all export brokerage, documentation, processing, customs and any other export fees and taxes. Seller also agrees to pay all sales and use taxes to Issuing Party's delivery point. All Products shall be shipped Delivered Duty Paid (DDP) as defined in Incoterms (1990), but freight collect, and DDP costs invoiced with Product.

      Both Parties agree that prices shall include all charges such as packaging, palletizing, packing, crating, and storage as needed.

C.    Components

      Buyer shall negotiate and deliver all Component pricing to Seller. All components shall be purchased from suppliers on Buyer's Approved Vendor List (the "AVL") as revised from time to time.

      As used herein the term "Component" shall mean any Class A Component, any Class B Component and any Class C Component, as designated in the Specifications.

D.    Opportunity Cost Savings


      During Production, Seller shall maintain a vigorous cost reduction program to ensure that Product pricing, subject to the price of Components, is competitive at all times. After the execution of this Agreement, the actual all-in net benefit of cost reduction opportunities identified by Seller (i) of which Buyer and Buyer's Affiliates were not aware at the time Seller notified Buyer of them, (ii) which do not result from a price reduction by a supplier on the AVL and (iii) which are accepted by Buyer, on Class A Components, Class B Components and Class C Components [*]. The benefits shared with Seller shall be in the form of increased margin on Products sold by



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      Seller which incorporate the cost reduction for a period of [*] after implementation or until the termination of this Agreement, if earlier.

      During New Product Introduction (NPI), in exchange for providing pricing during the pilot, preproduction and manufacturing ramp-up stage equivalent to that provided during the volume manufacturing period for any new Product Buyer identifies to Seller and which is added to this Agreement, Seller will retain [*] of any purchase price variance (as defined in the second sentence of the preceding paragraph) identified by Seller during the NPI phase, for a period of [*] after implementation or until the termination of the Agreement, if earlier, and [*] thereof during the [*] period starting on the last day of such [*] period or until termination of this Agreement, if earlier.


E.    Price Auditing

      Buyer reserves the right to review all Component pricing, contracts, Purchase Orders, and payment schedules applicable to Seller's activities in providing Product in connection with this Agreement. Audits are intended to ensure Supplier compliance with Buyer's contractual pricing and delivery requirements. Seller shall provide such access to its books, records, facilities, and officers and employees as may reasonably be requested by Buyer in connection with any such audit, which shall take place during Seller's business hours and shall not unreasonably interfere with Seller's operations.

5.    DELIVERY

A.    Lead Time

      Lead time represents the period of time required by Seller to procure Components, manufacture and deliver a finished Product beginning with the receipt of a Purchase Order for the Product and ending with the shipment of the finished Product. Seller shall provide Issuing Party a lead time which, at a maximum, represents the longest Component lead time plus one week.

B. Timely delivery is an important requirement of Buyer. Delivery performance shall be measured by on-dock date against the agreed delivery date. The delivery target is either the specified delivery date or the immediately preceeding day.

C. To achieve Buyer's Just-In-Time goals, Seller agrees to perform frequent on-time deliveries, maintain regional warehouses, or establish "in-house stores" maintained at the Buyer's production sites.

D. Unless otherwise set forth in the Purchase Order, and mutually agreed in writing by both Parties, title and risk of loss shall pass to Issuing Party at the named place of destination as indicated by the Issuing Party. Seller shall consult the Issuing Party on the freight method and carrier and, when Issuing Party is paying for freight, use Issuing Party's prescribed freight method and carrier.

E. If Seller delivers Product before the specified delivery date, Issuing Party may, at its option, return such Product at Seller's risk and expense for subsequent delivery on the specified delivery date or retain such material and make payment to terms as if the shipment had been delivered on the specified delivery date.


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F.    Changes to delivery dates may only be approved by the authorized purchasing representatives for the Issuing Party. The Issuing Party may, without cost or liability, issue change requests for Product quantities and schedule dates in accordance with the Flexibility Agreement. Written confirmation or rejection of any change request will be sent by Seller to the Issuing Party within three (3) business days of receiving a change request, and the Issuing Party shall provide a confirming Purchase Order change within three (3) business days of receiving Seller's confirmation. Seller must accept any change requests within the terms of the Flexibility Agreement Requests that fall outside the scope of the Flexibility Agreement will be mutually agreed to as to quantity, timing, and cost, and will become effective only after Parties reach a mutual agreement.

G. Seller shall notify Issuing Party in writing immediately if Seller has knowledge of any event which could result in any change to the agreed delivery plan.


H. In the event that Product scheduled for delivery is more than [*] business days late, Seller agrees to use Issuing Party's preferred carrier (or other transportation mode) if requested by Issuing Party. Seller agrees to absorb any incremental premium transportation cost on such late shipment. In the event that Product scheduled for delivery is more than [*] business days late the Issuing Party may purchase substitute Product elsewhere with no liability to Seller whatsoever, except to the extent that failure to deliver is caused by Issuing Party, Seller will not be liable for late delivery.


6.    PACKING, MARKING, WORKMANSHIP, AND SHIPPING INSTRUCTIONS

A. All Product shall be prepared and packed in a commercially reasonable manner so as to secure the lowest transportation rates and meet carrier's requirements and those set forth in Buyer's Packaging Specifications (Iomega Document: 00201400: "Spec, Iomega Packaging").

B. Each shipping container shall be marked to show Issuing Party's Purchase Order number, part number, revision level, lot number, quantity contained therein, and destination. A packing list showing the Purchase Order number shall be included in each container. Marking on all parts should be per the Buyer's shipping specification. Symbolization should include date of manufacture, place of manufacture, Seller's part number and revision number.

C. Seller agrees to standardize the count multiples used in shipments of Product.

7.    QUALITY

A. Buyer and Seller shall establish one or more Quality Agreements acceptable to both Parties, if needed.

B. At Buyer's or Seller's request, each Party will facilitate reasonable on-site visits and inspections by the other Party during normal business hours. Inspections shall in no way relieve either Party of obligations to deliver or correctly use conforming Product.

C. Seller agrees to provide relevant outgoing inspection, quality, and reliability data upon Buyer's request.


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D.    Seller agrees that all Products will conform to the Specifications for the part number and revision level stated on Issuing Party's Purchase Order, to the workmanship specifications of IPC-610B Class 2 as modified from time to time, and to the then currently accepted commercial manufacturing practices.


E. Seller agrees to advise Buyer in writing of any changes to process, materials, or sources of supply no less than the Components' lead time plus [*] and to ensure that such changes do not compromise specifications, quality, or reliability of Products ordered pursuant to this Agreement. In the event a Seller-proposed change fails the Buyers qualification, the Seller is obligated to provide the existing qualified product until the proposed changed can be qualified.


8.    INSPECTION AND ACCEPTANCE


A. Products purchased pursuant to this Agreement shall be subject to inspection and testing by Issuing Party, which shall occur within [*] business days of receipt, with a goal to reduce same to [*]. Unless otherwise specified in the Purchase Order, final inspection and acceptance of Product by Buyer shall be at Buyer's, Buyer's Affiliates, or Buyer's Authorized Agent's facilities. Buyer reserves the right to reject Product which does not conform to the Specifications and the Quality Agreement, if any. Buyer may either return non-conforming Product for full credit of the purchase price plus any transportation charges paid by Buyer to prevent line-down situations, or require prompt repair or replacement, at Seller's option, of non-conforming Product, which rights shall be in addition to such other rights as Buyer may have in law or equity. Repaired or replaced Product-shall be subject to the same inspection and warranty provisions of this Agreement as Product originally delivered under any Purchase Order.


      In the event non-conforming Product is received by Issuing Party, the Seller will be notified and a satisfactory remedy will be negotiated. Remedial action will include Corrective Action Reports (CARs), Return Material Authorizations (RMAs), and a plan to proceed. If non-conforming Product is received, Issuing Party will provide Seller with the opportunity to remedy. Issuing Party has the right to immediately "screen" such Product to prevent a line-down situation. However, the Issuing Party will supply the Seller an estimation of the amount of Product to be screened, along with the costs involved. The-actual labor costs will be applied for each direct labor man-hour expended by Buyer, Buyer's Affiliates, or Buyer's Authorized Agents, and the actual costs of supplies. In the event a subcontractor is needed for additional inspection and/or screening, the actual cost incurred by Buyer, Buyer's Affiliates, or Buyer's Authorized Agents will be charged to the Seller.

B.    Return of Rejected Product


      In the event Buyer, Buyer's Affiliates, or Buyer's Authorized Agent detects non-conforming Product, a Non-Conforming Material Report (NCMR) and/or a Corrective Action Request (CAR) shall be provided to Seller. Seller has [*] from the return receipt of non-conforming Product to confirm the reason for rejection. Seller must provide a Return Material Authorization (RMA) within [*] after receipt of samples of suspected Product.



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      If Seller accepts the CAR, the following procedures (the "RMA Procedures")
      shall apply with respect to the relevant Product:

      1. Buyer shall return the discrepant Products to Seller accompanied by the RMA number and send a debit note (invoice) to Seller representing the Prices and quantity of the returned Product; and
      2. Buyer may send a Purchase Order to Seller to replace parts at Buyer's discretion; and
      3. Seller shall expedite such Purchase Order at Buyer's request by premium transport. Incremental transportation cost shall be absorbed by Seller. Seller shall also conform to the Buyer's closed loop corrective action process.
      4. Seller shall credit Buyer's account for the amount of the debit note.

      If Seller does not accept the CAR the following procedures (the "Seller Analysis Procedures") shall apply with respect to the relevant Product:

      1. Seller shall request Buyer to send samples of rejected Product to Seller for detailed analyses;

      2. Seller shall analyze samples within [*] business days after receipt of such samples. After analyses of those samples, Seller shall issue an RMA or give a written explanation of denial.

      3. In the case that an RMA is issued, the RMA Procedures shall apply and the CAR shall be accepted.

      4. In the case of Product with No Defect Found, a mutually agreed charge will apply.

      If pending the analysis of samples by Seller pursuant to the Seller Analysis Procedures, Buyer is in urgent need of Product, Buyer may issue a Purchase Order to replace the Products to which the CAR pertains. Seller will expedite such Purchase Order at Buyer's request and, if requested by Buyer, will ship the order by premium transport as specified by Buyer. Unless an RMA is issued, all costs of expedited handling of such Purchase Order and any premium transport specified by Buyer shall be borne by Buyer.

C.    Support

      Buyer may request reasonable on-site support from Seller, which Seller shall provide, to solve problems with rejected shipment batches of Product as well as validating inspection methodology further specified in the Quality Agreement. All costs will be borne by the entity incurring them.

D.    Other

      For purposes of this Section 8 the term Buyer shall mean Buyer, or, if different, the Issuing Party except that the provisions of Section 8.A concerning Screening and additional inspection shall, once invoked, apply equally to Buyer, Buyer's Affiliates, and Buyer's Authorized Agents and in the event of dispute among Issuing Parties, Buyer shall make the final determination. To the extent any of Buyer's Affiliates is obligated to Seller under this Section 8, Buyer will cause it to perform its obligations.


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9.    WARRANTY

A. Seller warrants that title to all Products delivered to Buyer under this Agreement shall be free and clear of all liens, encumbrances, security interests or other claims.

B. Seller warrants that Products delivered hereunder shall be free from defects in workmanship under normal use and service for a period of [*] from date of acceptance of Products by Issuing Party. Seller further warrants that all Products shall conform to the Specifications. Seller makes no warranty on Components except to the extent that a Component is covered by the Component manufacturers' or another persons' warranty that is enforceable and collectable. If a failed Component is not covered by its manufacturer's or another person's warranty which is enforceable and collectable, Buyer shall [*] unless the non-coverage is Seller's fault. Seller shall, upon request, assign Components warranties to Buyer in which event Seller shall have no responsibility for the components covered thereby.

      The warranty for replaced or repaired Product will be the same as for the original Product. Products which are "samples" and/or "prototypes" are sold "as is", with all faults and with no warranty whatsoever.

C. Non-conforming Product discovered during Buyer's manufacturing or assembly processes are not considered to be a warranty repair and shall be corrected in accordance with paragraph 8.

D. Seller agrees that in case of epidemic failure (greater than [*] combined failure rate of delivered Product, after [*] units have been produced, for the same or multiple causes in any [*] period). Seller will provide corrective action in accordance with Paragraph 8 and Seller will provide a written corrective Action Report addressing the steps that will be taken to eliminate the cause of the problem in accordance with Buyer's Corrective Action process. Failures due to Component issues will be cooperatively resolved between Buyer, Buyer's Affiliate, or Buyer's Authorized Agent, Seller and Component supplier.

E. Seller agrees to work with Buyer during the development phase in order to make sure that the products are fit for the intended use, but Seller does not warrant such fitness. Especialy in the development phase, both Buyer and Seller have the responsibility to give each other immediate feedback on fit-for-use issues and potential defect mechanisms. Buyer has the sole responsibility to make sure that the Specifications reflect the fit-for-use criteria.

F. If during the applicable warranty period, (i) Seller is notified promptly in writing upon discovery of any non-conformity in the Products, including a detailed description of such defect; (ii) such Products are returned to Seller's Failure Analyses and Corrective Action facility accompanied by Seller's Return Material Authorization; and (iii) such Products are defective and such defects are not caused by accident, abuse, neglect, alteration, improper installation, repair or alteration by someone other than Seller, improper testing, or use contrary to any instructions issues by Seller within a reasonable time and not in opposition to Product's Specifications, Seller shall [*].

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G.    Prior to any return of Products by Issuing Party pursuant to this
      Paragraph, Issuing Party shall afford Seller the opportunity to inspect such Products at issuing Party's location, and any such Products so inspected shall not be returned to Seller prior to receipt of an RMA.

H. Seller shall return Products repaired or replaced under this warranty to Issuing Party transportation prepaid. Seller shall also reimburse Issuing Party for the transportation charges paid by Issuing Party, if any, for repaired, replaced, or returned-for-credit Products. Performance of this warranty does not extend the warranty period for any unreturned Products beyond that period applicable to the Products when originally delivered. Repaired or replaced Products shall have full warranty coverage from date of final delivery to Issuing Party.

I. The foregoing warranty constitutes Seller's exclusive liability, and the exclusive remedy of the Issuing Party, for any breach of warranty or other nonconformity of accepted Products covered by this Agreement.

10.   END OF LIFE


A. In the event Seller determines that the manufacture of any Product covered by this agreement should be discontinued, Seller shall notify Buyer in writing of Products' End of Life [*] in advance. Seller shall allow Buyer the opportunity to purchase sufficient quantities of Product necessary to maintain and support Buyer's requirements for a minimum of [*] after Buyer's receipt of Seller's notification. The parties agree to negotiate the timing of such discontinuance and the purchase of final life-time buy quantities (including price and delivery).


B. In the event Buyer determines that the manufacture of any Product covered by this agreement should be discontinued, Buyer shall notify Seller in writing of Products' End of Life. Buyer and Seller shall negotiate the timing of such discontinuance and the dispostion of finished goods, work in progress, and Buyer unique materials that have been purchased within lead time by Seller to fulfill Issuing Party's Purchase Order(s). In no case shall Issuing Party's liability exceed the purchase of all finished goods, work in progress, and Buyer unique materials that have been purchased within lead time by Seller to fulfill Issuing Party's Purchase Order(s), and reimbursement to Seller for cancellation and/or return charges for standard products that have been purchased within lead time, and cannot be used on any other Product, by Seller to fulfill Issuing Party's Purchase Order(s). Components which are purchased pursuant to minimum order quantities to fulfill Issuing Party's Purchase Order(s) shall be included under this paragraph.

11.   PAYMENT AND SET-OFF


A. Payment shall be made by Issuing Party net [*] days from the date of receipt of product. Payment of invoices shall not constitute final acceptance of the Product.


B. Issuing Party retains the right to set-off rejections of Product (per Paragraph 8) against future invoices.


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                                  Page 11 of 26
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

C. Except as provided in Section 11.B all payments shall be made without any discount whatsoever. Seller shall submit the invoices to the address indicated by Buyer.

D. Unless otherwise specified in Exhibit A or agreed to in writing by the Seller and the Issuing Party, payment shall be in U.S. Dollars. Both Parties agree to wire transfer as the method of payment, Seller and each Issuing Party shall specify accounts to which funds should be transferred.

12.   CHANGES

A.    Product Modification

      The Parties recognize that from time to time Seller will request or will be requested by Buyer to implement Engineering Change Orders (hereinafter referred to as "ECOs"). The following outlines the proper procedure:

      1. Seller Requested Changes


      Seller is to notify Buyer in writing of proposed ECOs no less than lead time of the Components plus [*] and will, if so requested, provide Buyer with samples. The notification shall include the proposed product changes, anticipated price changes and implementation date. Notification shall also include the appropriate documentation to support Buyer's investigation of the impact of this proposal. Buyer will review the feasibility of the implementation of the proposed ECO. If lead time or new costs are required for the ECO, lead time and new prices will be reviewed. Buyer is to advise Seller of its decision with respect to the proposed ECO within [*] after receipt of Seller's written notification.


      2. Buyer Requested Changes


      Buyer agrees to notify Seller in writing of all proposed ECOs. This notification will include the appropriate documentation to support Seller's investigation of the impact of this proposal. Seller is to report to Buyer within [*] of Buyer's request the feasibility of the implementation of the ECO and if possible, the estimated charges that would be incurred for obsolete work-in-process material, raw material, and on-order material. Buyer will review the labor and material costs and impact for the implementation of the ECO. If new material is required for the ECO, lead time and new Product price will be reviewed and mutually agreed upon.

      Buyer is to notify Seller in writing within [*] after receipt of Seller's cost report of its decision as to the proposed ECO, associated costs, and the implementation dates. Seller will execute an agreed ECO per a mutually-agreed upon phase-in plan that will not, under any circumstances, exceed the maximum of lead-time for new or different Components plus two weeks.


B. No changes shall be made by Seller as defined in Section 7.E nor in the form, fit, or function of Products purchased hereunder without Buyer's prior written approval.


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                                  Page 12 of 26
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

13.   TERMINATION FOR CAUSE

A. Seller may terminate this Agreement and/or any Purchase Order issued hereunder at any time by written notice in the event Buyer, Buyer's Affiliate, or Buyer's Authorized Agent:


      1. Fails to comply with any material provision of this Agreement and, in the case of a breach which is capable of remedy, fails to remedy same within [*] of notification of said breach, or

      2. Becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or a part of the Buyer's, Buyer's Affiliate's, or Buyer's Authorized Agent's assets or is the subject of any bankruptcy or insolvency proceedings and such condition is not cured within [*].


      3. Assigns, or attempts to assign, or subcontracts or attempts to subcontract, any or all of its rights or obligations under this Agreement or any Purchase Orders issued hereunder to a third party, other than Buyer's Affiliates, without the Seller's prior written approval. Approval of assignment to Buyer's Affiliates will not be unreasonably withheld under this paragraph, but Buyer shall remain liable for Buyer's Affiliate's obligations.

            In addition, if Buyer, Buyer's Affiliate, or Buyer's Authorized Agent fails to make payment when due or within any applicable grace or notice period, unless such obligation to pay is in a bona fide dispute, or any of the events in paragraph 13.A above occur (not counting any grace or notice period) Seller may suspend its performance hereunder.

B. Buyer may terminate this Agreement and/or any Purchase Order issued hereunder at any time by written notice in the event Seller:


      1. Fails to comply with any material provision of this Agreement and in the case of a breach which is capable of remedy, fails to remedy same within [*] of notification of said breach, or

      2. Becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or a part of Seller's assets or is the subject any bankruptcy or insolvency proceedings and such condition is not cured within [*].


      3. Assigns, or attempts to assign, or subcontracts or attempts to subcontract, any or all of its rights or obligations under this Agreement or any Purchase Orders issued hereunder to a third party, other than Seller's Affiliates whose facilities are approved per paragraph 3.B, without the Buyer's prior written approval. Approval of assignment to Seller's other Affiliates will not be unreasonably withheld under this paragraph.


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                                  Page 13 of 26
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

C. Upon termination by Seller of the Agreement and/or any Purchase Order issued under Section 13.A above:

      1. Seller shall immediately cease to incur expenses pursuant to this Agreement and/or any Purchase Order that has been terminated unless otherwise directed in the termination notice. Seller shall also take all reasonable steps to mitigate impact of terminating this Agreement and/or any Purchase Order.

      2. Subject to Section 27.A, Issuing Party's entire liability shall be to pay any balance due for non-conforming Products received from Seller before notice of termination, purchase all finished goods, work in progress, and Buyer unique Components that have been purchased within lead time by Seller to fulfill Issuing Party's Purchase Order(s), and to reimburse Seller for cancellation and/or return charges for non-unique Components that have been purchased within lead time by Seller to fulfill Issuing Party's Purchase Order(s).

D. Upon termination by Buyer of the Agreement and/or any Purchase Order issued under section 13.B above:

      1. Seller shall immediately cease to incur expenses pursuant to this Agreement and/or any Purchase Order that has been terminated unless otherwise directed in the termination notice. Seller and Buyer shall also take all reasonable steps to mitigate impact of terminating this Agreement and/or any Purchase Order.


      2. Buyer shall have the option to purchase any Components, work in progress, or finished goods which Seller may have purchased or processed for the fulfillment of any Purchase Order [*].


      3. Subject to Section 27.A, Buyer shall have no liability beyond payment for any balance due for conforming Products received from Seller before notice of termination.

14.   TERMINATION FOR CONVENIENCE


A. Buyer may terminate this Agreement at any time for any reason or for its convenience upon giving [*] written notice of termination to the Seller ("Termination Period"). Buyer warrants that all provisions of this Agreement will be upheld throughout the Termination Period. Upon receipt of such notice, Seller shall immediately cease to incur expenses, except those necessary for execution of remaining Purchase Orders, pursuant to this Agreement. Buyer may terminate on shorter notice but if it does, Buyer shall pay Seller a negotiated amount. Seller and Buyer shall also take all reasonable steps to mitigate the cost to both Parties for terminating this Agreement. Seller shall immediately notify Buyer of costs incurred through the last day of the Termination Period, and Buyer shall be liable for such costs. In no event shall such cost exceed the unpaid balance due:


      1. for conforming Product delivered per Issuing Party's Purchase Orders prior to the actual termination date and an amount for Product that would have been delivered through the Termination Period, which shall be negotiated between the Parties.

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                                  Page 14 of 26
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

      2. for all finished goods, work in progress, and Buyer unique Components that have been purchased within lead time by Seller to fulfill Issuing Party's Purchase Order(s), and to reimburse Seller for cancellation and/or return charges for non-unique Components that have been purchased within lead time by Seller to fulfill issuing Party's Purchase Order(s).

B. Seller may terminate this Agreement at any time for any reason or for its convenience upon giving [*] written notice of termination to the Buyer ("Termination Period"). Seller warrants that all provisions of this Agreement will be upheld throughout the Termination Period. Seller agrees to assist Buyer, upon Buyer's request, to locate and secure sufficient capacity for Product to meet Buyer's demand before the end of the Termination Period. Seller and Buyer shall use best efforts to mitigate the cost to Buyer for terminating this Agreement including, but not limited to, minimizing the inventory of Buyer-unique, non-cancelable and/or non-returnable material at the end of the Termination Period and Buyer may elect to purchase Components, work in process and finished goods at [*].

15.   LIMITATION OF LIABILITY

A. IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT EXCEED THE TOTAL PURCHASE PRICE FOR THE PRODUCTS IN QUESTION SUPPLIED UNDER THIS AGREEMENT WITHOUT CREDIT FOR ANY PAYMENTS PREVIOUSLY MADE THEREFOR, NOR SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS (LOSS OF PROFITS SHALL NOT BE CONSTRUED TO LIMIT THE OBLIGATION TO PAY THE PRICE FOR COMPLYING PRODUCTS OR THE
      NEGOTIATED AMOUNT REFERRED TO IN 14.A), LOSS OF USE, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, EXEMPLARY OR CONSEQUENTIAL DAMAGES RESULTING FROM SUCH BREACH OR ALLEGED BREACH, AND IRRESPECTIVE OF WHETHER SELLER HAS ADVANCE NOTICE OR ADVANCE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

16.   FORCE MAJEURE

A. Neither Party shall be liable for its failure to perform any of its obligations hereunder during any period in which performance is delayed by fire, flood or other severe weather, war, embargo, riot, intervention of any government authority, labor unrest or any other cause beyond Party's control ("Force Majeure"), provided that the Party suffering such delay immediately notifies the other Party of the delay and proceeds immediately upon occurance to eliminate such Force Majeure or limit its effects. If, however, Seller's performance is delayed for reasons set forth above for a consecutive period of [*] or more, Seller will make its best effort to transition its production for the duration of the Force Majeure to an alternate source (including a competitor). In the event Seller is not able to establish an alternative source, the Buyer, notwithstanding any other provision of this Agreement to the contrary, may terminate this Agreement and/or any Purchase Order(s) issued hereunder by notice to Seller. In the event of such termination, Buyer's and/or Issuing Party's sole liability hereunder will be for the payment to Seller of any balance due and owing for conforming Product delivered by

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                                  Page 15 of 26
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

      Seller prior to Seller's notification of delay to Buyer. Buyer shall have the option to purchase any Components, work in progress, or finished goods which Seller may have purchased or processed for the fulfillment of any Purchase Order at Seller's cost plus a negotiated amount for any value already added by Seller. In the event the Parties do not terminate this Agreement and/or Purchase Order due to a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

17.   NOTICES

A. All notices, reports, requests, acceptances, and other communications required or permitted under this agreement shall be in writing and shall reference this agreement. They will be deemed delivered:

      1. When delivered in person, or

      2. When sent by confirmed telex or acknowledged facsimile or acknowledged e-mail except that the communications referred to in Sections 13, 14, and 16 may not be sent by e-mail, or

      3. One day after having been sent by commercial overnight courier with written verification of receipt or,

      4. Five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or upon actual receipt thereof, whichever occurs first.

      An acknowledged e-mail communication shall be deemed to be a communication in writing. All communication will be sent to the receiving Party as follows or to such address that the receiving party may designate pursuant to this Section.

--------------------------------------------------------------------------------
If to Seller:                                 If to Buyer
Manufacturers' Services Limited               IOMEGA CORPORATION
200 Baker Ave.                                1821 WEST IOMEGA WAY
Concord, MA 01742-2121                        ROY, UTAH 84067
USA                                           USA

ATTN.: General Counsel                        ATTN.: Procurement Director
--------------------------------------------------------------------------------

with a copy to:                               with a copy to:
Manufacturers' Services Limited               IOMEGA CORPORATION
607 North Juanita                             1821 WEST IOMEGA WAY
Unit B                                        ROY, UTAH 84067
Redondo Beach, CA 90277                       USA
USA
                                              ATTN.: General Counsel
ATTN: Rod Michael, VP Business Dev.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
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                                  Page 16 of 26
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

18.   COMPLIANCE WITH LAWS

A. All Product supplied and work performed under this Agreement shall comply with all applicable laws and regulations in effect. In particular, Seller agrees that its performance under this Agreement shall comply with all laws governing its relationship with its employees, agents or subcontractors and with the chlorofluorocarbon labeling requirements of the U.S. Clean Air Act of 1990. Upon request, Seller agrees to certify compliance with such applicable laws and regulations.

19.   PATENT, COPYRIGHT AND TRADEMARK INDEMNITY

A. Buyer shall, at its own expense, indemnify and hold Seller harmless from and against any claim, expense, damage or loss resulting from, and shall defend at its own expense (including reasonable attorneys fees and expenses) any claim or suit that may be made against Seller for any alleged infringement of any patent, trade mark, copyright, or other proprietary right related to the Products covered by this Agreement to the extent that the alleged infringement arises from Seller's compliance with Specifications and instructions issued by Buyer and/or an Issuing Party. Seller shall give Buyer prompt notice in writing of any such suit or claim and its documentation and permit Buyer, through counsel of Buyer's choice, to answer the charge of infringement and defend such suit and control the settlement thereof. Seller shall cooperate with Buyer at Buyer's expense, in the defense and/or settlement of such suit or claim. Buyer shall not be responsible or liable for any settlement made without its prior written consent. In addition, in the event that an infringement suit results in a judgment against Buyer's designs, Buyer's liability shall also be to purchase at Seller's cost all materials obsoleted by the judgment, including finished goods, work in progress, and Buyer unique materials that have been purchased within lead time by Seller to fulfill Buyer's Purchase Order(s), and to reimburse Seller for cancellation and/or return charges for obsoleted standard products that have been purchased within lead time by Seller to fulfill Buyer's Purchase Orders.

B. Seller shall, at its own expense, indemnify and hold Buyer and each Issuing Party harmless from and against any claim, expense, damage, or loss resulting from, and shall defend at its own expense (including reasonable attorneys fees and expenses), any claim or suit that may be made against any of them for any alleged infringement of any patent, trade mark, copyright, or other proprietary right related to the Products covered by this Agreement except to the extent that the alleged infringement arises from Seller's compliance with Specifications and instructions issued by Buyer and the Issuing Party. Buyer and the Issuing Party shall give Seller prompt notice in writing of any such suit or claim and its documentation and permit Seller, through counsel of Seller's choice, to answer the charge of infringement and defend such suit and control the settlement thereof. Buyer and the Issuing Party shall cooperate with Seller at Seller's expense, in the defense and/or settlement of such suit or claim. Seller shall not be responsible or liable for any settlement made without its prior written consent.

C. This Section 19, as limited by Section 15, allocates the total responsibility and liability for, and the sole remedy for, any actual or alleged infringement of any patent, trademark or copyright by any Products or services delivered hereunder, or any part thereof. This Section 19 is in lieu of and replaces any other expressed, implied, or statutory warranty against infringement. If a supplier of Components is or may be required to indemnify,


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                                  Page 17 of 26
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

      defend or hold Seller, Buyer or an Issuing Party harmless with respect to any alleged infringement, Seller agrees to coordinate its activities with respect to such supplier with Buyer and to assign its rights with respect to such supplier to Buyer upon request.

D. Seller is authorized to use Buyers logo and trademarks only to the extent necessary to meet the required specification for the Product(s) and only after Buyer's prior review and approval of each use. No other rights with respect to Buyer's trademarks, trade names or brand names are conferred, either expressly or by implication, upon Seller.

20.   CAPACITY PLANNING

A. Seller agrees to review forecasts provided by Buyer and advise Buyer if Seller anticipates that it will be unable to achieve the requested volumes. Buyer's volume forecasts will be provided to Seller according to
      Section 2.D. Seller may from time to time request Buyer to review Buyer's forecast and advise of any changes and Buyer will do so.

B. If Buyer's Rolling Forecast exceeds Seller's available maximum capacity for Buyer, Seller shall advise Buyer of the limitations in the capacity and provide a response in writing as described in the Purchase Order and Rolling Forecast articles.

21.   GRATUITIES

      Each Party represents and warrants that it has not offered or given and will not offer or give any employee, agent, or representative of the other Party any gratuity with a view toward securing any business from the other Party or influencing such person with respect to the business between the parties.

22.   INSURANCE AND STATUTORY OBLIGATIONS

      If either Party's work under this Agreement requires access to any of the other Party's premises or the premises of the other Party's customers, suppliers, or locations where the other Party conducts business, or with material or equipment furnished by the other Party, both Parties shall take all necessary precautions to prevent the occurrence of any injury to persons or property during the progress of such work and, except to the extent that such injury is due to the other Party's negligence or willful misconduct, each Party shall indemnify the other Party against all loss which may result in any way from any negligence or willful misconduct of the Party, its employees, servants, agents, or subcontractors, and each Party shall maintain such insurance as shall protect the other Party from such risks and from any statutory liabilities arising therefrom and shall provide evidence of such insurance to the other Party upon request.

      Party for the purposes of Section 22 includes Buyer, Buyer's Affiliates, and Buyer's Authorized Agents.


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                                  Page 18 of 26
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

23.   PRODUCT LIABILITY INSURANCE

      Buyer will provide evidence of product liabiity insurance in the amounts of [*] per occurrence and [*] aggregrate per year, and will maintain in effect such insurance which will name Seller as an additional insured.

24.   CONFIDENTIAL INFORMATION

A.    Confidentiality

      Confidential information shall be treated in accordance with Confidential Disclosure Agreement signed July 21, 1997 by Seller and July 21, 1997 by Buyer. If additional confidential information not covered by such Agreement needs to be exchanged by the Parties, the Parties will first enter additional confidential disclosure agreements as appropriate.

25.   COUNTRY OF ORIGIN

A For each Product purchased under this Agreement, Seller shall furnish Buyer with country of origin (manufacture), by quantity and part number (Buyer's and Seller's) if requested by Buyer.

26.   PROPERTY FURNISHED BY BUYER

A. Any tools, drawings, specifications, or other materials furnished by Buyer for use by Seller in its performance under this Agreement or any Purchase Order issued hereunder shall be identified and shall remain the property of Buyer and shall be used by Seller only in its performance hereunder and Seller shall, at Buyer's expense, take such action as Buyer may reasonably request to give full legal effect to Buyer's rights therein. Such property shall be returned to Buyer at Buyer's cost, upon request, to destination specified by Buyer in good condition, except for normal wear and tear.

B. Buyer shall maintain, or pay to maintain, any Buyer-owned property in use by Seller.

27.   GENERAL

A. Any obligations and duties which, by their nature, extend beyond the expiration or earlier termination of this Agreement, including Sections 0, 4.E, 8, 9, 11, 13.C, 14, 15, 16, 19, 24 and 26 shall survive any such expiration or termination and remain in effect. Termination shall not relieve any Party from its liability for breach.

B. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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                                  Page 19 of 26
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


C. No action, except those regarding claims by third parties, or claims with respect to patents, copyrights, trademarks or trade names or the unauthorized disclosure of Confidential Information, regardless of form, arising out of this Agreement may be brought by either party more than [*] after the cause of action has arisen, or, in the case of non-payment, more than [*] from the date the payment was due.


D. Any waiver of any kind by a party of a breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing and shall not operate or be construed as a waiver of any subsequent breach. Any delay or omission in exercising any right, power or remedy pursuant to a breach or default by a party shall not impair any right, power or remedy which either party may have with respect to a future breach or default.

E. To the extent the laws of the United States are applicable, Seller hereby gives assurance to Buyer that it shall not export, re-export or otherwise disclose, directly or indirectly, technical data received from Buyer or the direct product of such technical data to any person or destination when such export, re-export or disclosure is prohibited by the laws of the United States or regulations of a Department of the United States.

F.    This Agreement is considered to be Buyer and Seller Confidential
      Information.

G. The entire Agreement between the parties is incorporated in this Agreement and Exhibits, and it supersedes all prior discussions and agreements between the parties relating to the subject matter hereof. This Agreement can be modified only by a written amendment duly signed by persons authorized to sign agreements on behalf of both parties, and shall not be supplemented or modified by any course of dealing or trade usage. Variance from or addition to the terms and conditions of this Agreement in any Purchase Order, or other written notification from Seller will be of no effect.

H. Exhibits specified in this Agreement shall be attached hereto and by this reference are made a part hereof.

I. The construction, validity, and performance of this agreement and any Purchase Order issued under it shall be governed by the laws of the State of Utah. The United Nations Convention on Contracts for the International Sale of Goods is hereby expressly excluded from application to this Agreement.


--------------------------------------------------------------------------------
Iomega WS, Supplier RM                                     Rev. P, July 30, 1997
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                                  Page 20 of 26
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

IN WITNESS, THE AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS AGREEMENT.


For the Buyer:                          For the Seller:


/s/ Wayne Stewart 7/31/97               /s/ Rod Michael  7/30/97
--------------------------------        --------------------------------
Signature         (date)                Signature        (date)

WAYNE STEWART                           ROD MICHAEL
--------------------------------        --------------------------------
Name                                    Name

Chief Operating Officer                   VP Business Development
--------------------------------        --------------------------------
Title                                   Title

Iomega Corporation                      Manufacturers' Services Limited
--------------------------------        --------------------------------
Company                                 Company


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                                  Page 21 of 26
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

                                    EXHIBIT A

                               Products & Pricing


Seller agrees that the price is firm for the current [*] and that the price will be renegotiated prior to the end of the firm pricing period. Seller agrees to furnish a non-binding price forecast for the following [*]. No less than [*] prior to the end of the then current pricing period, Seller shall provide Buyer with [*] pricing. Seller agrees that any Value Added and Material Acquisition pricing adjustments made shall include both existing Purchase Orders (backlog) and new Purchase Orders respective to the [*] in which they are scheduled for delivery by Buyer.


Seller further agrees to provide price in US$. Buyer agrees to pay in US$ for any given quarter.

Qtrly Run Rate         Machine            Hand         Hand Solder    Material
(Annualized)       Placement Cost    Placement Cost     Cost/Comp    Acquisition
------------       --------------    --------------     ---------    -----------


[*]


Component Pricing is delivered by Buyer to the Seller for each pricing period. The total price of the Product is calculated by the following formula, using the values in the table above:

[*]

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                                  Page 22 of 26
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

                                    EXHIBIT B

                                  SPECIFICATION

Buyer's specifications are identified by Buyer part number(s) in Exhibit B herein. For each part number all reference specifications shall apply as provided to Seller.

Description                   Part Number
-----------                   -----------


[*]



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                                  Page 23 of 26
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

                                    EXHIBIT C

                                QUALITY AGREEMENT

Intentionally Left Blank.


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Iomega WS, Supplier RM                                     Rev. P, July 30, 1997
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                                  Page 24 of 26
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

                                    EXHIBIT D

                              FLEXIBILITY AGREEMENT

The following changes to volumes on existing Purchase Orders may be made without cost or liability to Buyer for Products, except as allowed by Paragraph 3.D of this Agreement.

Number of weeks prior                 % Increase            % Decrease
to scheduled delivery dates


[*]



--------------------------------------------------------------------------------
Iomega WS, Supplier RM                                     Rev. P, July 30, 1997
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                                  Page 25 of 26
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

                                    EXHIBIT E

                        AFFILIATES AND AUTHORIZED AGENTS


Affiliates

Iomega (Malaysia) SDN BHD


Authorized Agents

None


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Iomega WS, Supplier RM                                     Rev. P, July 30, 1997
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